Exhibit 10.1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF TEXAS
SHERMAN DIVISION

FEDERAL TRADE COMMISSION

Plaintiff

, v.

FIRST AMERICAN PAYMENT SYSTEMS, LP, a
limited partnership, also d/b/a MERIMAC CAPITAL,

ELIOT MANAGEMENT GROUP, LLC, a limited
liability company, also d/b/a SUNDANCE PAYMENT SOLUTIONS, and

THINK POINT FINANCIAL, LLC, a limited
liability company, also d/b/a CYPRESS BAY SOLUTIONS and IMPULSE PAYMENTS,

Defendants.

Case No. 4:22-CV-654-SDJ STIPULATED ORDER FOR PERMANENT INJUNCTION, MONETARY JUDGMENT, AND OTHER RELIEF

Plaintiff, the Federal Trade Commission (“Commission”), filed its Complaint for Permanent Injunction, Monetary Relief, and Other Relief (“Complaint”) pursuant to Sections 13(b) and 19 of the Federal Trade Commission Act (“FTC Act”), 15 U.S.C. §§ 53(b) and 57b. The Commission and Defendants stipulate to the entry of this Stipulated Order for Permanent Injunction and Monetary Judgment (“Order”) to resolve all matters in dispute in this action between them.
THEREFORE, IT IS ORDERED as follows:

FINDINGS

1.    This Court has jurisdiction over this matter.

2.    The Complaint charges that Defendants participated in deceptive and unfair acts or practices in violation of Section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45, and

Section 4 of the Restore Online Shoppers’ Confidence Act, 15 U.S.C. § 8403, in the marketing, promotion, offering for sale, or sale of payment processing services to consumers throughout the United States.
3.    Defendants neither admit nor deny any of the allegations in the Complaint, except as specifically stated in this Order. Only for purposes of this action, Defendants admit the facts necessary to establish jurisdiction.
4.    Defendants waive any claim that they may have under the Equal Access to Justice Act, 28

U.S.C. § 2412, concerning the prosecution of this action through the date of this Order, and agree to bear their own costs and attorney fees.
5.    Defendants and the Commission waive all rights to appeal or otherwise challenge or contest the validity of this Order.
DEFINITIONS

For the purpose of this Order, the following definitions apply:

A.    “Billing Information” means any data that enables any person to access a customer’s account, such as a credit card, checking, savings, share or similar account, utility bill, mortgage loan account, or debit card.
B.    “Charge,” “Charged,” or “Charging” means any attempt to collect money or other consideration from a Merchant, including causing Billing Information to be submitted for payment, including against the Merchant’s credit card, debit card, bank account, telephone bill, or other account.
C.    “Clear(ly) and Conspicuous(ly)” means that a required disclosure is difficult to miss (i.e., easily noticeable) and easily understandable by ordinary consumers, including in all of the following ways:

1.    In any communication that is solely visual or solely audible, the disclosure must be made through the same means through which the communication is presented. In any communication made through both visual and audible means, such as a television advertisement, the disclosure must be presented simultaneously in both the visual and audible portions of the communication even if the representation requiring the disclosure is made in only one means.
2.    A visual disclosure, by its size, contrast, location, the length of time it appears, and other characteristics, must stand out from any accompanying text or other visual elements so that it is easily noticed, read, and understood.
3.    An audible disclosure, including by telephone or streaming video, must be delivered in a volume, speed, and cadence sufficient for ordinary consumers to easily hear and understand it.
4.    In any communication using an interactive electronic medium, such as the Internet or software, the disclosure must be unavoidable.
5.    The disclosure must use diction and syntax understandable to ordinary consumers and must appear in each language in which the representation that requires the disclosure appears.
6.    The disclosure must comply with these requirements in each medium through which it is received, including all electronic devices and face-to-face communications.

7.    The disclosure must not be contradicted or mitigated by, or inconsistent with, anything else in the communication.
8.    When the representation or sales practice targets a specific audience, such as Merchants, children, the elderly, or the terminally ill, “ordinary consumers” includes reasonable members of that group.
D.    “Defendants” means: First American Payment Systems, LP, a limited partnership, also d/b/a Merimac Capital; Eliot Management Group, LLC, a limited liability company, also d/b/a Sundance Payment Solutions; and Think Point Financial, LLC, a limited liability company, also d/b/a Cypress Bay Solutions and Impulse Payments; and their successors and assigns; individually, collectively, or in any combination.
E.    “Merchant” means a consumer, including a person, corporation, or any other entity, that uses payment processing goods or services.
F.    “Negative Option Feature” means, in an offer or agreement to sell or provide any good or service, a provision under which the consumer’s silence or failure to take affirmative action to reject a good or service or to cancel the agreement is interpreted by the seller or provider as acceptance or continuing acceptance of the offer.
G.    “Online Merchant Account Portal” means an account system accessible on the Internet that Merchants can easily find and use to access account information and communicate with Defendants.

H.    “Service Representative” means an employee, or agent under Defendants’ supervision, whose duties involve interacting with Merchants regarding account status, complaints, retention, billings, or collections.

I.    “Telemarketing” means any plan, program, or campaign which is conducted to induce the purchase of goods or services by use of one or more telephones, and which involves a telephone call, whether or not covered by the Telemarketing Sales Rule.
ORDER

I.    PROHIBITION AGAINST MISREPRESENTATIONS

IT IS ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with promoting or offering for sale any payment processing good or service are permanently restrained and enjoined from misrepresenting or assisting others in misrepresenting, expressly or by implication:
A.    the conditions for cancellation of Defendants’ good or service, including but not limited to that the good or service:
1.    can be cancelled during an initial trial period with no penalty;

2.    can be cancelled prior to the end of a written agreement term with no penalty; or
3.    can be cancelled at any time with no penalty;

B.    the fees for the good or service, such as the monthly fees;

C.    the amount of savings that could be realized by using Defendants’ good or service;

or

D.    any other fact material to Merchants concerning the good or service such as: the total costs; any material restrictions, limitations, or conditions; or any material aspect of its performance, efficacy, nature, or central characteristics.
II.    PROHIBITION AGAINST UNSUBSTANTIATED CLAIMS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with promoting or offering for sale any payment processing good or service, are permanently restrained and enjoined from making, or assisting others in making, any representation, expressly or by implication, about the amount of savings to be realized from using Defendants’ good or service, unless the representation is non-misleading, including that, at the time such representation is made, they possess and rely upon a reasonable basis for the representation.
III.    PROHIBITION AGAINST UNFAIR DEBITING PRACTICES

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys and all others in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly are permanently restrained and enjoined from causing debits or withdrawals to be made from any Merchant’s bank or other financial account:
A.    without the Merchant’s express authorization; or

B.    after the Merchant has revoked its authorization, including but not limited to after the Merchant has:

1.    stopped or blocked any debit, withdrawal or Charge from a bank or other financial account;
2.    stated to a Service Representative or through an Online Merchant Account Portal, which Defendants are required to provide, that the Merchant does not owe or will not pay a debit, withdrawal or Charge; or

3.    requested that Defendants not cause any debit, withdrawal, or Charge to be made;

unless new express authorization from the Merchant has been obtained. At a minimum, “express authorization” means an affirmative act communicating unambiguous assent for debits or withdrawals to be made from a Merchant’s bank or other financial account. Provided, however, that if Defendants establish that the Merchant revoked its authorization pursuant to B.1, B.2 or
B.3    of this Section only as to specific debits, withdrawals, or Charges, such as by establishing that the Merchant continued to use Defendants’ products or services to process payments within 30 days after the revocation, then the revocation of authorization shall apply only to those specific debits, withdrawals or Charges.
IV.    PROHIBITIONS REGARDING EXISTING MERCHANTS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys and all others in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, are permanently restrained and enjoined from the following as to Merchants who entered into the agreement for services through FirstOnBoard before April 6, 2020:
A.    debiting, withdrawing, charging, or attempting to collect an early termination fee;

B.    stating to any such Merchant that the Merchant will owe an early termination fee if the Merchant cancels before the end of the contractual time period.
V.    PROHIBITION AGAINST MISREPRESENTATIONS RELATED TO NEGATIVE OPTIONS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with promoting or offering for sale any good or service with a Negative Option Feature, are permanently restrained and enjoined from misrepresenting or assisting others in misrepresenting, expressly or by implication:
A.    any cost to the Merchant to purchase, receive, use, or return the good or service;

B.    that the Merchant will not be Charged for any good or service;

C.    that a good or service is offered on a “trial” or “no obligation,” basis, or words of similar import;
D.    any purpose for which the Merchant’s Billing Information will be used;

E.    the date(s) by which the Merchant must take any affirmative action to avoid extending the term of any agreement through the operation of the Negative Option Feature;
F.    that a transaction has been authorized by the Merchant;

G.    any material aspect of the nature or terms of a refund, cancellation, exchange, or repurchase policy for the good or service; or
H.    any other material fact.

VI.    REQUIRED DISCLOSURES RELATING TO NEGATIVE OPTION FEATURE
IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with promoting or offering for sale any good or service with a Negative Option Feature, are permanently restrained and enjoined from:

A.    obtaining Billing Information from a Merchant for any transaction involving a good or service that includes a Negative Option Feature, without first disclosing Clearly and Conspicuously:
1.    the existence of the Negative Option Feature and the extent to which the Merchant must take affirmative action to avoid extending the term of any agreement through the operation of the Negative Option Feature;
2.    the deadline(s) (by date or frequency) by which the Merchant must affirmatively act to avoid extending the term of any agreement through the operation of the Negative Option Feature;
3.    the name of the seller or provider of the good or service and, if the name of the seller or provider will not appear on billing statements, the billing descriptor that will appear on such statements;
4.    a description of the good or service;

5.    any Charge or cost for which the Merchant is responsible in connection with the cancellation of any agreement for goods or services, including any early termination fee Charged for cancelling the agreement before a fixed time period has expired; and
6.    the simple cancellation mechanism to avoid extending the term of any agreement through the operation of the Negative Option Feature, as required by this
Order; or

B.    failing to send the Merchant:

1.    immediately after the Merchant’s submission of an online agreement, written confirmation of the transaction by email. The email must Clearly and Conspicuously disclose all the information required by Subsection A, and contain a subject line reading “Agreement Confirmation” along with the name of the good or service; or
2.    within 2 days after receipt of the Merchant’s agreement by mail or telephone, a written confirmation of the transaction, either by email or first-class mail. The email or letter must Clearly and Conspicuously disclose all the information required by Subsection A. The subject line of the email must Clearly and Conspicuously state “Agreement Confirmation” along with the name of the good or service. The outside of the envelope must Clearly and Conspicuously state “Agreement Confirmation” along with the name of the product or service, and no additional information other than the Merchant’s address, the Defendants’ return address, and postage.

VII.    OBTAINING EXPRESS INFORMED CONSENT FOR A NEGATIVE OPTION

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with promoting or offering for sale any good or service with a Negative Option Feature, are permanently restrained and enjoined from using, or assisting others in using, Billing Information to obtain payment from a Merchant, unless Defendants first obtain the express informed consent of the Merchant to do so. To obtain express informed consent for the purposes of this Section, Defendants must:
A.    for all written offers (including over the Internet, such as through a web-based application), obtain consent through a check box, signature, or other substantially similar method, which the Merchant must affirmatively select or sign to accept the Negative Option Feature, and no other portion of the offer. Defendants shall disclose Clearly and Conspicuously, and immediately adjacent to such check box, signature, or substantially similar method of affirmative consent, only the following, with no additional information:
1.    the extent to which the Merchant must take affirmative action to avoid extending the term of any agreement through the operation of the Negative Option Feature; and
2.    the deadline(s) (by date or frequency) by which the Merchant must affirmatively act to avoid extending the term of any agreement through the operation of the Negative Option Feature;

B.    for all oral offers, prior to obtaining any Billing Information from the Merchant:

1.    Clearly and Conspicuously disclose the information contained in Subsection A of the Section titled Required Disclosures Relating to Negative Option Feature; and
2.    obtain affirmative unambiguous express oral confirmation that the Merchant: a) consents to being Charged for any good or service, including providing, at a minimum, the last 4 digits of the Merchant’s account number to be Charged, b)
understands that the transaction includes a Negative Option Feature, and c) understands the specific affirmative steps the Merchant must take avoid extending the term of any agreement through the operation of the Negative Option Feature; and
C.    for transactions conducted through Telemarketing, Defendants shall maintain for 3 years from the date of each transaction an unedited voice recording of the entire transaction, including the prescribed statements set out in Subsection B of this Section. Each recording must be retrievable by date and by the Merchant’s name, telephone number, Merchant identification number or location number, or Billing Information, and must be provided upon request to the Merchant, the Merchant’s bank, or any law enforcement entity.
VIII.    SIMPLE MECHANISM TO CANCEL NEGATIVE OPTION FEATURE

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with promoting or offering for sale any good or service with a Negative Option Feature, are permanently restrained and enjoined from:
A.    failing to provide a simple mechanism for the Merchant to avoid extending the term of any agreement through the operation of the Negative Option Feature. Such mechanism must not be difficult, costly, confusing, or time consuming, and must be at least as simple as the mechanism the Merchant used to initiate the agreement;
B.    for Merchants who entered into the agreement to purchase a good or service including a Negative Option Feature over the Internet, such as through a web-based application,
Defendants must provide a mechanism, accessible on the Internet, that Merchants can easily find and use to cancel the product or service; and
C.    for Merchants who entered into the agreement to purchase a good or service including a Negative Option Feature through an oral offer and acceptance, Defendants must maintain a telephone number and a postal address that Merchants can easily use to cancel the product or service. Defendants must assure that all calls to this telephone number are answered during normal business hours and that mail to the postal address is read regularly.
IX.    MAINTAINING A COMPLIANCE PROGRAM

IT IS FURTHER ORDERED that Defendants, whether acting directly or indirectly, in connection with promoting or offering for sale, or debiting for, any good or service, are permanently restrained and enjoined from failing to take reasonable steps sufficient to monitor and ensure that all employees, sales agents, independent contractors, and independent sales offices comply with this Order. Such steps shall include the following:
A.    establishing and maintaining a compliance program which includes random, blind testing of the oral representations made through Telemarketing and spot checking with Merchants to identify representations made relating to duration of the agreement, prices and fees, and cancellation;
B.    establishing and maintaining a compliance program which includes training and monitoring of employees responsible for making debits or withdrawals from a Merchant’s bank or other financial account and tracks:
1.    the Merchant’s authorization for such debits or withdrawals;

2.    any full or partial revocation of that authorization; and
3.    any means used to establish that a Merchant who revoked authorization did so only as to specific debits or withdrawals;
C.    establishing and maintaining a procedure for receiving, investigating, and responding to each Merchant complaint that relates to compliance with this Order;
D.    taking corrective action with respect to any employee, sales agent, independent contractor, or independent sales office that Defendants determine is not complying with this Order; and
E.    tracking the following for each Merchant complaint that relates to compliance with this Order:
1.    the Merchant’s name and address;

2.    the date of the complaint;

3.    the basis of the complaint;

4.    the names of any employee, sales agent, independent contractor, and independent sales office complained about;
5.    a description of the investigation conducted, including all documents and recordings reviewed, individuals interviewed, and other evidence considered;

6.    a statement concerning the results of any investigation conducted;

7.    the response provided to the complaining Merchant; and

8.    a description of any corrective action taken with respect to any employee, sales agent, independent contractor, or independent sales office involved.
X.    MONETARY JUDGMENT
IT IS FURTHER ORDERED that:
A.    Judgment in the amount of Four Million, Nine Hundred Thousand Dollars ($4,900,000) is entered in favor of the Commission against Defendants, jointly and severally, as monetary relief pursuant to 15 U.S.C. § 57b(b).
B.    Defendants are ordered to pay to the Commission Four Million, Nine Hundred Thousand Dollars ($4,900,000), which, as Defendants stipulate, their undersigned counsel holds in escrow for no purpose other than payment to the Commission. Such payment must be made within 7 days of entry of this Order by electronic fund transfer in accordance with instructions previously provided by a representative of the Commission.
C.    Defendants relinquish dominion and all legal and equitable right, title, and interest in all assets transferred pursuant to this Order and may not seek the return of any assets.
D.    The facts alleged in the Complaint will be taken as true, without further proof, in any subsequent civil litigation by or on behalf of the Commission, including in a proceeding to enforce its rights to any payment or monetary judgment pursuant to this Order.
E.    Defendants acknowledge that their Taxpayer Identification Numbers (Social Security Numbers or Employer Identification Numbers), which Defendants must submit to the Commission, may be used for collecting and reporting on any delinquent amount arising out of this Order, in accordance with 31 U.S.C. §7701.

F.    All money received by the Commission pursuant to this Order may be deposited into a fund administered by the Commission or its designee to be used for consumer relief, such as redress and any attendant expenses for the administration of any redress fund. If a representative of the Commission decides that direct redress to consumers is wholly or partially impracticable or money remains after such redress is completed, the Commission may apply any remaining money for such related relief (including consumer information remedies) as it determines to be reasonably related to Defendants’ practices alleged in the Complaint. Any money not used for relief is to be deposited to the U.S. Treasury. Defendants have no right to challenge any actions the Commission or its representatives may take pursuant to this Subsection.
XI.    CUSTOMER INFORMATION

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, are permanently restrained and enjoined from directly or indirectly failing to provide sufficient customer information to enable the Commission to efficiently administer consumer redress. If a representative of the Commission requests in writing any information related to redress, Defendants must provide it, in the form prescribed by the Commission, within 14 days.
XII.    ORDER ACKNOWLEDGMENTS

IT IS FURTHER ORDERED that Defendants obtain acknowledgments of receipt of this

Order:

A.    Each Defendant, within 7 days of entry of this Order, must submit to the Commission an acknowledgment of receipt of this Order sworn under penalty of perjury.

B.    For 3 years after entry of this Order, each Defendant must deliver a copy of this Order to: (1) all principals, officers, directors, and LLC managers and members; (2) all employees, agents and representatives having managerial responsibilities for conduct related to the subject matter of the Order; and (3) any business entity resulting from any change in structure as set forth in the Section titled Compliance Reporting. Delivery must occur within 7 days of entry of this Order for current personnel. For all others, delivery must occur before they assume their responsibilities.
C.    From each individual or entity to which a Defendant delivered a copy of this Order, that Defendant must obtain, within 30 days, a signed and dated acknowledgment of receipt of this Order.
XIII.    COMPLIANCE REPORTING

IT IS FURTHER ORDERED that Defendants make timely submissions to the Commission:
A.    One year after entry of this Order, each Defendant must submit a compliance report, sworn under penalty of perjury. Each Defendant must:
1.    identify the primary physical, postal, and email address and telephone number, as designated points of contact, which representatives of the Commission may use to communicate with Defendant;
2.    identify all of that Defendant’s businesses by all of their names, telephone numbers, and physical, postal, email, and Internet addresses;
3.    describe the activities of each business, including the payment processing goods and services offered, the means of advertising, marketing, sales, and collections and the involvement of any other Defendant;

4.    describe in detail whether and how that Defendant is in compliance with each Section of this Order; and
5.    provide a copy of each Order Acknowledgment obtained pursuant to this Order, unless previously submitted to the Commission.
B.    For 10 years after entry of this Order, each Defendant must submit a compliance notice, sworn under penalty of perjury, within 14 days of any change in the following:
1.    any designated point of contact; or

2.    the structure of any Defendant or any entity that Defendant has any ownership interest in or controls directly or indirectly that may affect compliance obligations arising under this Order, including: creation, merger, sale, or dissolution of the entity or any subsidiary, parent, or affiliate that engages in any acts or practices subject to this Order.
C.    Each Defendant must submit to the Commission notice of the filing of any bankruptcy petition, insolvency proceeding, or similar proceeding by or against such Defendant within 14 days of its filing.
D.    Any submission to the Commission required by this Order to be sworn under penalty of perjury must be true and accurate and comply with 28 U.S.C. § 1746, such as by concluding: “I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on:     ” and supplying the date, signatory’s full name, title (if applicable), and signature.
E.    Unless otherwise directed by a Commission representative in writing, all submissions to the Commission pursuant to this Order must be emailed to DEbrief@ftc.gov or sent by overnight courier (not the U.S. Postal Service) to: Associate Director for Enforcement,

Bureau of Consumer Protection, Federal Trade Commission, 600 Pennsylvania Avenue NW, Washington, DC 20580. The subject line must begin: FTC v. FIRST AMERICAN PAYMENT SYSTEMS, LP.
XIV.    RECORDKEEPING

IT IS FURTHER ORDERED that Defendants must create certain records for 10 years after entry of the Order, and retain each such record for 5 years. Specifically, each Defendant in connection with promoting or offering for sale, or debiting for, any good or service, must create and retain the following records:
A.    accounting records showing the revenues from all goods or services sold;

B.    personnel records showing, for each person providing services, whether as an employee or otherwise, that person’s: name; addresses; telephone numbers; job title or position; dates of service; and (if applicable) the reason for termination;
C.    all records relating to the compliance program mandated by the Section titled Maintaining a Compliance Program, including all documents relating to each Merchant complaint investigated;
D.    all records necessary to demonstrate full compliance with each provision of this Order, including all submissions to the Commission;
E.    copies of all unique scripts, training materials, or other promotional or marketing materials; and
F.    copies of each unique written agreement used to sell payment processing goods or services to Merchants.

XV.    COMPLIANCE MONITORING

IT IS FURTHER ORDERED that, for the purpose of monitoring Defendants’ compliance with this Order and any failure to transfer any assets as required by this Order:
A.    Within 14 days of receipt of a written request from a representative of the
Commission, each Defendant must: submit additional compliance reports or other requested information, which must be sworn under penalty of perjury; appear for depositions; and produce documents for inspection and copying. The Commission is also authorized to obtain discovery, without further leave of court, using any of the procedures prescribed by Federal Rules of Civil Procedure 29, 30 (including telephonic depositions), 31, 33, 34, 36, 45, and 69.
B.    For matters concerning this Order, the Commission is authorized to communicate directly with each Defendant. Defendant must permit representatives of the Commission to interview any employee or other person affiliated with any Defendant who has agreed to such an interview. The person interviewed may have counsel present.
C.    The Commission may use all other lawful means, including posing, through its representatives as consumers, suppliers, or other individuals or entities, to Defendants or any individual or entity affiliated with Defendants, without the necessity of identification or prior notice. Nothing in this Order limits the Commission’s lawful use of compulsory process, pursuant to Sections 9 and 20 of the FTC Act, 15 U.S.C. §§ 49, 57b-1.

XVI.    RETENTION OF JURISDICTION

IT IS FURTHER ORDERED that this Court retains jurisdiction of this matter for purposes of construction, modification, and enforcement of this Order.

SO ORDERED this    day of     , 202 .

UNITED STATES DISTRICT JUDGE

SO STIPULATED AND AGREED:

FOR PLAINTIFF FEDERAL TRADE COMMISSION

/s/ Jason C. Moon	Dated:	October 26, 2022
JASON C. MOON
EDWARD HYNES
Federal Trade Commission
1999 Bryan Street, Suite 2150
Dallas, Texas 75201
(214) 979-9378; jmoon@ftc.gov (Moon)
(214) 979-9381; ehynes@ftc.gov (Hynes)
(214) 953-3079 (Fax)

FOR DEFENDANTS:

/s/ Anthony E. DiResta	Date:	10/25/2022
Anthony E. DiResta
Benjamin Genn
Holland & Knight
800 17th Street N.W., Suite 1100
Washington DC 20006

Brian Goodrich
Holland & Knight
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, TX 75201

Ellen T. Berge
Venable LLP
600 Massachusetts Avenue, NW
Washington, DC 20001

COUNSEL FOR FIRST AMERICAN PAYMENT SYSTEMS, LP,
ELIOT MANAGEMENT GROUP, LLC AND
THINK POINT FINANCIAL, LLC

DEFENDANT FIRST AMERICAN PAYMENT SYSTEMS, LP

/s/ Michael Reed	Date:	10/25/2022
AS AN OFFICER OF FIRST AMERICAN
PAYMENT SYSTEMS, LP

DEFENDANT ELIOT MANAGEMENT GROUP, LLC

/s/ Michael Reed	Date:	10/25/2022
AS AN OFFICER OF ELIOT
MANAGEMENT GROUP, LLC

DEFENDANT THINK POINT FINANCIAL, LLC

/s/ Michael Reed	Date:	10/25/2022
AS AN OFFICER OF THINK POINT
FINANCIAL, LLC